Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

GTE920318

LICENSE AGREEMENT

THIS AGREEMENT, made, entered into, and effective as of January 1, 1992, by and between GTE LABORATORIES INCORPORATED, a Delaware corporation, having a place of business at 40 Sylvan Road, Waltham, Massachusetts 02254, (hereinafter referred to as “GTEL”), and DOLBY LABORATORIES LICENSING CORPORATION, a New York corporation, having a place of business at 100 Potrero Avenue, San Francisco, California 94103-4813 (hereinafter referred to as “LICENSEE”).

WHEREAS, GTEL is the owner of the patents and patent applications listed in Schedule A and has the right to grant licenses thereunder; and

WHEREAS, LICENSEE desires to obtain, and GTEL is willing to grant, a license under the terms and conditions of this Agreement to practice the inventions covered by such patents and patent applications;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For the purposes of this Agreement the following definitions shall apply:

A. “Licensed Patents” shall mean the patents and patent applications listed in Schedule A attached hereto and made a part

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hereof; any divisions, continuations, continuations-in-part, and substitutes of or for such patent applications; any patents issuing on such patent applications; any reissues, reexaminations, and extensions thereof; and any patent in another country equivalent to any of such patents.

B. “Licensed Product” shall mean any product that comes within the scope of any unexpired claim of any of the Licensed Patents.

C. “Professional Licensed Product” shall mean a Licensed Product manufactured by LICENSEE or an Affiliated Company of LICENSEE.

D. “Consumer Licensed Product” shall mean a Licensed Product manufactured by a sublicensee for use as a home entertainment audio and/or video product.

E. “Channel” shall mean, with respect to a Licensed Product, a single signal processing unit for processing a signal on a single track.

F. “ASET” shall mean an adaptive subbands excited transform algorithm for digital compression of voice signals to rates below standard telephony rates (currently accepted as 64 kbps).

G. “Subsidiary” shall mean a corporation, company, partnership, or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are at any time during the term of this Agreement owned or controlled, directly or indirectly, by another corporation, company,

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partnership, or other entity, which has management control, or the right by contract to participate in management control, thereof.

H. “Affiliated Companies of GTEL” shall mean GTE Corporation and all Subsidiaries thereof, including Subsidiaries of Subsidiaries.

I. “Affiliated Companies of LICENSEE” shall mean Dolby Laboratories Inc. and all Subsidiaries thereof, including Subsidiaries of Subsidiaries.

J. “Effective Date” shall mean the date first written above.

K. “Calendar Quarter” shall mean a period of three (3) consecutive months commencing with January 1, April 1, July 1, or October 1.

L. “Calendar Year” shall mean a period of twelve (12) consecutive months commencing on January 1 of such year.

ARTICLE II

LICENSE GRANTS

A. GTEL hereby grants and agrees to grant to LICENSEE and Affiliated Companies of LICENSEE, and LICENSEE accepts and agrees to accept from GTEL, subject to the terms and conditions of this Agreement, nonexclusive (except as provided in Paragraph B of this Article), worldwide, royalty-bearing, nonassignable, and nonsublicensable (except as is permitted under Paragraph C of this Article) rights and licenses under the Licensed Patents to make, have made, use, sell, lease, rent, or otherwise dispose of Licensed Products during the term of this Agreement.

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B. GTEL will not grant a license to an existing or prospective sublicensee of LICENSEE under the Licensed Patents to make, have made, use, sell, lease, rent, or otherwise dispose of Consumer Licensed Products; provided, however, this commitment by GTEL not to grant a license to another licensee shall not apply: (i) when the license to another licensee includes licenses under both technology and patents generally known as ASET; (ii) when the license to another licensee is a cross-license that includes patents on technologies in one or more relatively broad technical fields including that encompassed by the Licensed Patents; or (iii) to any activities of GTEL or any Affiliated Company of GTEL including, but not limited to, making, having made, selling, renting, leasing, or otherwise disposing of any telecommunications, cellular and other mobile communications, or satellite communications product or service.

C. LICENSEE shall have the right to grant sublicenses under and within the scope of this Agreement as part of the normal licensing activities of LICENSEE. Such sublicenses shall be generally consistent with the form attached hereto as Exhibit 1. LICENSEE shall notify GTEL of any such sublicense agreement in the next royalty report after the signing thereof. Any sublicense hereunder shall be subject to all of the terms of this Agreement except that a sublicensee shall not be permitted to grant further sublicenses under this Paragraph. LICENSEE shall be and remain responsible for the performance of LICENSEE’S sublicensees hereunder including making payments to GTEL of all royalties and submitting to GTEL royalty reports as are required herein.

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D. The licenses granted hereunder shall extend to customers of LICENSEE, Affiliated Companies of LICENSEE, or sublicensees only to the extent that LICENSEE has paid royalties hereunder with respect to the Licensed Products sold, leased, rented, or otherwise disposed of to such customers.

ARTICLE III

ROYALTIES, REPORTS, AND PAYMENTS

A. In consideration of the rights and licenses granted herein by GTEL, LICENSEE shall pay to GTEL, as an initial payment, the nonrefundable sum of Forty Thousand Dollars ($40,000.00). Such initial payment shall be in addition to, and separate from, any other payments between the parties and shall be due and payable upon the signing of this Agreement.

B. As additional consideration for the rights and licenses granted herein by GTEL, LICENSEE shall pay to GTEL, during the term of this Agreement:

(1) A royalty of [***] per Channel with respect to each Licensed Product made, made for, used, sold, leased, rented, or otherwise disposed of by LICENSEE or any Affiliated Company of LICENSEE; and

(2) [***] of the revenue received or receivable by LICENSEE with respect to any sublicense granted hereunder sublicensing one or more of the Licensed Patents.

C. In the event that the royalty due for any Calendar Year during the term of this Agreement calculated in accordance with the

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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preceding Paragraph B of this Article is less than Ten Thousand Dollars ($10,000.00) (hereinafter called the “Minimum Royalty”), LICENSEE shall pay with respect to such Calendar Year an amount equal to the Minimum Royalty. Such Minimum Royalty shall be in lieu of any expressed or implied duty to exploit the Licensed Products that may otherwise be imposed on LICENSEE.

D. LICENSEE shall make and deliver to GTEL written quarterly royalty reports within thirty (30) days after the end of each Calendar Quarter during the term of this Agreement stating in each such royalty report: (i) the number and description, including the number of Channels, of Licensed Products used, sold, leased, rented, or otherwise disposed of by LICENSEE and Affiliated Companies of LICENSEE during the preceding Calendar Quarter upon which royalties are payable as provided in this Agreement; and (ii) the total revenue received from each sublicensee hereunder and the calculation of the proportionate share of such revenue payable to GTEL.

(1) The first such royalty report shall be due after the first full Calendar Quarter after the Effective Date hereof and shall include all such Licensed Products used, sold, leased, rented, or otherwise disposed of by LICENSEE and Affiliated Companies of LICENSEE prior to the date of such royalty report.

(2) For the purposes of this Paragraph, a Licensed Product shall be considered used, sold, leased, rented, or otherwise disposed of when such Licensed Product is transferred and/or billed to a customer of LICENSEE or of an Affiliated Company of LICENSEE,

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or placed in use by LICENSEE or an Affiliated Company of LICENSEE under circumstances intended to derive revenue from such use.

(3) If the total royalty for the four Calendar Quarters for any Calendar Year commending) with the Calendar Year 1992 is less that the Minimum Royalty for that Calendar Year, LICENSEE shall calculate the royalty due for the fourth Calendar Quarter of such Calendar Year by subtracting from the Minimum Royalty the total royalty previously paid in the first three Calendar Quarters of such Calendar Year. The remaining amount after such subtraction shall be the total royalty due for such fourth Calendar Quarter.

E. LICENSEE shall also make and deliver to GTEL a written final royalty report within thirty (30) days after the date of any termination of this Agreement, stating in such final royalty report: (i) the number of and description, including the number of Channels, of all Licensed Products made, made for, used, sold, leased, rented, or otherwise disposed of by LICENSEE and all Affiliated Companies of LICENSEE and upon which royalties are payable hereunder but which were not previously reported to GTEL; and (ii) the total revenue receivable by LICENSEE from each sublicensee) hereunder with respect to all Calendar Quarters, or any portion of a Calendar Quarter, prior to such termination and the calculation of the proportionate share of such revenue payable to GTEL. LICENSEE shall submit a supplemental final royalty report not later than six (6) months after the date the final royalty is due reporting all additional revenue reported or required to be reported and paid by all sublicensees (whether or not such

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additional revenue has been actually received by LICENSEE) hereunder with respect to all Calendar Quarters, or any portion of a Calendar Quarter, prior to such termination.

F. Simultaneously with the delivery to GTEL of each royalty report hereunder, including the final royalty report and supplemental final royalty report, LICENSEE shall pay to GTEL, in the currency of the United States of America, the royalties due and reportable for the period covered by such royalty report. Such payment shall be by a check drawn on a United States bank unless GTEL gives written permission for or requests another form of payment. If no royalties are due, LICENSEE shall submit to GTEL a royalty report to that effect. Each royalty report submitted hereunder shall be certified as accurate by an officer or authorized representative of LICENSEE.

G. LICENSEE shall pay to GTEL interest at an annual rate two percent (2%) greater than the current rate on six-month Treasury Bills issued by the United States Government from the due date to the date of payment upon any and all amounts of royalty that are overdue and payable hereunder. Any fraction of a month shall be considered as a whole month for the purpose of calculating the interest due.

ARTICLE IV

KEEPING AND AUDITING OF RECORDS

A. LICENSEE shall keep accurate records, and shall cause Affiliated Companies of LICENSEE to keep accurate records, showing the manufacture, manufacture for, use, sale, lease, rental, or

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other disposition of Licensed Products under the rights and licenses granted herein, and revenue derived from and reported by sublicensees hereunder, in sufficient detail to enable the royalties payable by LICENSEE hereunder to be determined. LICENSEE shall permit its books and records, and the books and records of Affiliated Companies of LICENSEE, to be examined from time to time to the extent necessary to verify the royalty reports submitted to GTEL by LICENSEE. Such examinations shall be at the option and expense of GTEL by any auditor appointed by GTEL and acceptable to LICENSEE or, at the option and expense of LICENSEE, by a certified public accountant appointed by GTEL.

B. LICENSEE shall inform GTEL promptly after the execution of this Agreement as to the specific nomenclature and type designations under which LICENSEE and Affiliated Companies of LICENSEE manufacture, have manufactured, use, sell, lease, rent, or otherwise dispose of Licensed Products under the rights and licenses granted herein, and further shall inform GTEL of any change or new designations which may thereafter be made or adopted for Licensed Products. In rendering invoices or bills for Licensed Products sold under the rights and licenses granted herein, LICENSEE and Affiliated Companies of LICENSEE shall invariably use the nomenclature and type designations so furnished to GTEL.

ARTICLE V

TERM AND TERMINATION

A. The term of this Agreement shall commence on the Effective Date hereof and shall end, unless earlier terminated in accordance with the provisions hereof, upon the expiration of the last of the Licensed Patents to expire.

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B. If all of the claims of a Licensed Patent are held invalid by a court or similar agency of competent jurisdiction in a legal proceeding from which no appeal or further appeal can be or is taken by GTEL, or if all of the claims of a Licensed Patent are finally rejected by the United States Patent and Trademark Office in a reexamination or reissue proceeding or a similar or equivalent proceeding in another country from which no appeal or further appeal can be or is taken by GTEL, or if a Licensed Patent is revoked in an opposition proceeding from which no appeal or further appeal can be or is taken by GTEL, the right and license granted hereunder with respect to such Licensed Patent shall terminate.

C. If subsequent to the date of execution of this Agreement LICENSEE or an Affiliated Company of LICENSEE asserts the invalidity of any claim of a Licensed Patent, and if such assertion of invalidity is coupled with or followed by: (i) withholding, notice of intention to withhold, or denial of obligation to pay royalties otherwise payable under this Agreement; or (ii) initiation of, or participation in, a suit challenging or denying the validity or infringement of such claim; then GTEL may, at its option, conclusively presume that such assertion of invalidity constitutes, as of the earliest date of such withholding, notice of intention to withhold, denial of obligation to pay, or initiation of or participation in a suit, LICENSEE’S termination of this Agreement or of

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the right and license to LICENSEE and Affiliated Companies of LICENSEE with respect to such claim.

D. If LICENSEE shall at any time default in the payment of any royalty or the making of any report hereunder, or shall commit any material breach of any covenant contained herein, or shall make any materially false report and shall fail to remedy any such default, material breach, or report within sixty (60) days after written notice thereof by GTEL, GTEL may, at its option, terminate this Agreement and the rights and licenses granted herein by giving written notice of such termination to LICENSEE.

E. If at any time during the term of this Agreement, and before it has completed its obligations under this Agreement, a party to this Agreement files a petition in bankruptcy or for reorganization under any law relating to bankruptcy or insolvency, or is adjudicated bankrupt or insolvent, or enters into any compromise with its creditors, or makes an assignment for the benefit of its creditors, or if a receiver is appointed for such party, or if a party avails itself of any other statutory right for relief from its creditors, or if a party begins any proceeding for the liquidation or closing of its business or for the termination of its corporate charter, the other party may, by giving written notice, forthwith terminate this Agreement and the rights and licenses granted herein.

F. The following rights and obligations survive any termination of this Agreement to the degree necessary to permit complete fulfillment or discharge thereof:

(1) LICENSEE’S obligation to supply a final royalty report and supplemental final royalty report as provided in this Agreement;

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(2) GTEL’s right to receive or recover, and LICENSEE’S obligation to pay, royalties accrued or accruable for payment at the time of such termination;

(3) The obligation of LICENSEE and Affiliated Companies of LICENSEE to maintain records and GTEL’s right to conduct a final audit as provided in this Agreement;

(4) Licenses to use, or to continue to use, Licensed Products with respect to which LICENSEE has paid to GTEL royalties as provided in this Agreement;

(5) Any cause of action or claim of either party accrued, or to accrue, because of any breach or default by the other party; and

(6) The provisions of Article VI.

G. Upon termination of this Agreement, except for termination under Paragraph A of this Article upon the expiration of the last of the Licensed Patents to expire, and except as is expressly provided in Paragraph F of this Article, the rights and licenses under unexpired Licensed Patents shall forthwith terminate. In the event of termination of this Agreement for any reason, neither LICENSEE nor any Affiliated Company of LICENSEE shall be entitled to a refund of any royalties previously paid.

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H. Subject to Paragraph F of this Article, LICENSEE’S obligation to pay royalties shall terminate with respect to a Licensed Patent upon the expiration of such Licensed Patent.

ARTICLE VI

WARRANTIES

A. Each of the parties hereto represents and warrants that it has the right to enter into this Agreement and to fulfill its obligations hereunder. GTEL further represents and warrants that it owns the Licensed Patents or otherwise has the right to grant the rights and licenses granted by this Agreement and that it has had no notice as of the Effective Date of any legal proceedings pending or instituted concerning the validity of any of the Licensed Patents.

B. Nothing contained in this Agreement shall be construed as:

(1) Restricting the right of LICENSEE or any Affiliated Company of LICENSEE to make, have made, use, sell, lease, rent, or otherwise dispose of any particular product or products not herein licensed;

(2) An admission by LICENSEE or an Affiliated Company of LICENSEE of, or a warranty or representation by GTEL, as to the validity and/or scope of any of the Licensed Patents;

(3) Conferring any license or other right with respect to any trademark, service mark, trade or brand name, the corporate name of GTEL or of an Affiliated Company of GTEL, the GTE name or logo, any other name or mark, or any contraction, abbreviation, or simulation of the foregoing;

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(4) Conferring a right to use in advertising, publicity, or otherwise any trademark or trade name of GTEL or of an Affiliated Company of GTEL;

(5) A warranty or representation that anything made, made for, used, sold, leased, rented, or otherwise disposed of under any right or license granted in this Agreement is or will be free from infringement of any intellectual property right of any third party including any patent, copyright registration, mask work registration, or trademark registration issued or to be issued by any country;

(6) A warranty or representation of the performance of Licensed Products, that Licensed Products or the use thereof will achieve any specific result, or that LICENSEE, Affiliated Companies of LICENSEE, or customers thereof will achieve any specific result through the practice of use of any invention disclosed or claimed in any of the Licensed Patents;

(7) Requiring either party to disclose to the other party any trade secrets, confidential or proprietary information, know-how, technical information, inventions, or improvements now known to such party or hereafter conceived, developed, or acquired by such party;

(8) A requirement that GTEL file any patent application, obtain any patent, or maintain any patent in force;

(9) Precluding the export or sale for export from any country of Licensed Products on which royalties shall have been paid as provided herein; or

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(10) Granting by implication, estoppel, or otherwise, any license or right under any patent of GTEL, or of an Affiliated Company of GTEL, other than the Licensed Patents.

C. In the event that LICENSEE identifies any alleged potential or actual infringement of a Licensed Patent, LICENSEE shall notify GTEL of such potential or actual infringement and the parties shall confer on what, if any, action will be taken with respect thereto. Such conferring by the parties shall include due consideration of LICENSEE’S obligation to sublicensees in accordance with Exhibit 1, responsibility for costs of any such action, and credit for any recovery of damages from an infringer; provided, however, nothing herein shall be interpreted as requiring GTEL to institute any suit or action or as authorizing LICENSEE or any Affiliated Company of LICENSEE to institute any suit or action in the name of GTEL without the written permission of GTEL.

D. Neither party shall be liable to the other party for:

(1) Any special, indirect, incidental, or consequential damages, including loss of profits, arising from or related to the performance or nonperformance of this Agreement including, without limitation, damages arising from loss of revenue or profits, failure to realize savings or other benefits, damage to equipment, or claims against either party by any third party even if the other party has been advised of the possibility of such damages;

(2) Damages (regardless of their nature) for any delay or failure by either party to perform any obligation under this Agreement due to any cause beyond the reasonable control of such party.

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ARTICLE VII

GENERAL PROVISIONS

A. This Agreement and the relationships between the parties shall be governed in all respects by the laws of the Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof, except that questions affecting the construction and effect of any patent shall be determined by the Patent Laws of the United States of America or the patent laws of the country that issued the patent as the case may be.

B. Neither LICENSEE nor any Affiliated Company of LICENSEE shall, without the prior written consent of GTEL, assign or transfer this Agreement nor any of the responsibilities, duties, or rights hereunder to any institution, individual, firm, corporation, or association.

C. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D. Any notice under this License Agreement shall be deemed to have been sufficiently given when, if given to GTEL, it is addressed to the Director of Finance and Administration, GTE Laboratories Incorporated, 40 Sylvan Road, Waltham, Massachusetts 02254, and, if given to LICENSEE, it is addressed to the President, Dolby Laboratories Licensing Corporation, 100 Potrero Avenue, San Francisco, California 94103-4813 and in each case sent by

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certified mail. The date of mailing shall be deemed to be the date on which such notice has been given, provided notice by telex, facsimile, or equivalent transmittal is sent simultaneously therewith. Otherwise such notice shall be deemed as given as of the date of receipt by the addressee thereof. Each party shall give prompt written notice to the other party of any change in its address or corporate name and, after notice of any change has been given, any notice to such party by the other party shall be addressed in accordance with that change.

E. The rights and remedies reserved in this Agreement by a party upon breach by the other party are cumulative and in addition to all other rights and remedies provided in equity or at law. Waiver by either party of any breach of, or failure to comply by, the other party with a provision of this Agreement shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach or failure to comply with any other provision of this Agreement. In the event any provision of this Agreement shall be held unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect unless such unenforceable provision shall materially affect the essence of the Agreement and the party benefiting from said unenforceable provision does not waive its rights to benefit therefrom.

F. The headings in this Agreement have been inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

G. This Agreement and all of the provisions and covenants contained herein are subject to all laws, rules, and regulations of the Government of the United States of America which are or may be pertinent thereto.

H. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of the Agreement and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer of the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their duly authorized officers or representatives as of the Effective Date hereof.

DOLBY LABORATORIES LICENSING CORPORATION		GTE LABORATORIES INCORPORATED

By	/s/ EDUARD A. SCHUMMER	By	/s/ FRANK L. STROUSE
Name	Eduard A. Schummer		Frank L. Strouse
Title	Vice President		Director Financing and Administration
Date	2 April 1992	Date	3/27/92

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

SCHEDULE A

1.	U.S. Patents and Applications

Patent No.	Issued	Inventors	Title
4,790,016	12/6/88	B. Mazor D. E. Veeneman	Adaptive Method and Apparatus for Coding Speech

4,914,701	4/3/90	I. B. Zibman	Method and Apparatus for Encoding Speech

Application No.	Filed	Inventors	Title
07/597,438	10/15/90	B. Mazor	Dynamic Bit Allocation Subband Excited Transform Coding Method and Apparatus

2. Canadian Patents and Applications

Patent No.	Issued	Inventors	Title
1,239,701	7/26/88	I. B. Zibman	Method and Apparatus for Encoding speech

Application No.	Filed	Inventors	Title
519,978-6	10/7/86	B. Mazor D. E. Veeneman	Adaptive Method and Apparatus for Coding Speech

(Docket 90- 3-827)	10/9/91	B. Mazor	Dynamic Bit Allocation Subband Excited Transform Coding Method and Apparatus

3. European Applications

Application No.	Filed	Inventors	Title
86 900 480.4 (BE, DE, FR, GB, IT)	12/11/85 (PCT)	I. B. Zibman B. Mazor D. E. Veeneman	Adaptive Method and Apparatus for Coding Speech

91 117 397.9 (BE, DE, FR, GB, IT)	11/10/91	B. Mazor	Dynamic Bit Allocation Subband Excited Transform Coding Method and Apparatus

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

EXHIBIT 1

L3C

B-TYPE AND C-TYPE NOISE REDUCTION SYSTEMS LICENSE AGREEMENT

CONSUMER AUDIO HARDWARE

AN AGREEMENT BY AND BETWEEN

Dolby Laboratories Licensing Corporation (hereinafter called “LICENSOR”) of 100 Potrero Avenue San Francisco, CA 94103-4813	and
(hereinafter called “LICENSEE”)
of

SIGNATURES:

On behalf of LICENSOR	On behalf of LICENSEE

By	By

Place	Place

Date	Date

In the presence of:	In the presence of:

Effective Date of Agreement __________________________	Initial Payment: $10,000

Signal Processing and Noise Reduction Systems	100 Potrero Avenue San Francisco, California 94103-4813 Telephone 415-558-0200 Telex 34409 Facsimile 415-863-1373	346 Clapham Road London SW9 9AP Telephone 071-720-1111 Telex 919109 Facsimile 071-720-4118

Dolby and the double-D symbol are trademarks of Dolby Laboratories Licensing Corporation

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

DOLBY B-TYPE AND C-TYPE NOISE REDUCTION SYSTEMS LICENSE AGREEMENT

CONSUMER AUDIO HARDWARE

INDEX

Preamble

I.	DEFINITIONS: 1.01 B-type and C-type Specifications; 1.02 Licensed Device; 1.03 Improvements; 1.04 Licensed Product; 1.05 Know-How; 1.06 The Market; 1.07 Patent Rights; 1.08 LICENSOR; 1.09 LICENSEE; 1.10 The Licensed Trademark and Licensed Logo; 1.11 LICENSEE’S Trade Name and Trademarks; 1.12 Other Trademark Purchaser; 1.13 The “Effective Date”

II.	LICENSES GRANTED: 2.01 Licenses Granted to LICENSEE; 2.02 Limitation of Licenses Granted; 2.03 Furnishing of Know-How, 2.04 Patent Markings; 2,05 Use of Licensed Trademark and Licensed Logo; 2.06 Acknowledgment of License; 2.07 Other-Trademark Purchasers; 2.08 Improvements; 2.09 Improvements Pool; 2.10 Confidential Information

III.	PAYMENTS: 3.01 Initial Payment; 3.02 Royalties: 3.03 Manufacture of Licensed Products by Another Licensee; 3.04 Royalty Applicability; 3.05 Royalty Payments and Statements; 3.06 Reduction of Royalties; 3.07 Sales by LICENSOR; 3.08 Revision of Terms

IV.	BOOKS, RECORDS AND RIGHT OF INSPECTION: 4.01 Books and Records; 4.02 Rights of Inspecting Books and Records

V.	STANDARDS OF MANUFACTURE AND QUALITY: 5.01 Standardization and Quality: 5.02 Right to Inspect Quality; 5.03 Method for Resolving Quality Disputes

VI.	PATENT AND TRADEMARK ENFORCEMENT: 6.01 Trademark Enforcement; 6.02 Patent Enforcement; 6.03 Non-Aggression

VII.	DURATION AND TERMINATION: 7.01 Expiration of Agreement; 7.02 Default, Bankruptcy, etc.; 7.03 LICENSEE’s Right to Complete Orders Taken; 7.04 Termination Without Prejudice

VIII.	STABILITY OF AGREEMENT: 8.01 Modification to be In Writing. No Waiver

IX.	LIMITATION OF RIGHTS AND AUTHORITY: 9.01 Limitation of Rights; 9.02 Limitation of Authority; 9.03 Public Announcements

X.	LIMITATION OF ASSIGNMENT BY LICENSEE

XI.	COMPLIANCE WITH U.S. EXPORT CONTROL REGULATIONS

XII.	ADDRESS OF PARTIES FOR ALL COMMUNICATIONS

XIII.	APPLICABLE LAW

XIV.	COMPLETE AGREEMENT

Appendix A - Scheduled Patents

Appendix B - B-type Dolby System

Appendix C - C-type Dolby System

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

DOLBY B-TYPE AND C-TYPE NOISE REDUCTION SYSTEMS

LICENSE AGREEMENT - CONSUMER AUDIO HARDWARE

WHEREAS, LICENSOR Is engaged In the field of audio note reduction systems and has developed a noise reduction system useful for audio tape recording and playback, and for the transmission and reception of FM (Frequency Modulation) Broadcasts, hereinafter referred to as the “Dolby System”; and

WHEREAS, LICENSOR’S System has acquired a reputation for excellence and LICENSOR’S Trademarks have acquired a valuable goodwill; and

WHEREAS, LICENSOR has acquired and will acquire substantial “Know-How”. as hereinafter defined relating to the techniques of audio noise reduction; and

WHEREAS, LICENSOR represents and warrants that It has rights to grant licenses under certain patents and patent applications; and

WHEREAS, LICENSEE believes It can develop a substantial demand for LICENSOR’S System under a non-exclusive manufacturing and selling license using LICENSOR’S Trademarks, Know-How, patents, and patent applications:

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) each to the other in hand paid, and other good and valuable consideration and mutual promises of the performance of the undertakings herein, it is agreed by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.01 - “B-type and C-type Specifications”

(1) “B-type Specifications” shall mean the specifications for the B-type Dolby System, comprising the claims and teachings of the Patent Rights and the B-type operating parameters as specified In Appendix B entitled “B-type Dolby System” and as produced by the circuit examples given therein.

(2) “C-type Specifications” shall mean the specifications for the C-type Dolby System, comprising the claims and teachings of the Patent Rights and the C-type operating parameters as specified in Appendix C entitled “C-type Dolby System” and as produced by the circuit examples given therein.

Section 1.02 - “Licensed Device” shall mean a noise reduction processor circuit having (1) B-type specifications, or (2) C-type specifications, or (3) non-simultaneous B-type and C-type specifications (by means of a switched operating mode), whether made in discrete component, integrated circuit, or other forms, such processor circuit being capable of encoding only (compressing) or decoding only (expanding) or of non-simultaneous encoding and decoding (by means of a switched operating mode) In one signal channel.

Section 1.03 - “Improvements” shall mean Improvements upon the Licensed Device which are made or acquired by either party, but only to the extent that such Improvements come within the scope of one or more claims In the Patent Rights.

Section 1.04 - “Licensed Product” shall mean a ready-to-use consumer (home entertainment) electronic audio product containing one or more Licensed Devices. Licensed Products shall be designed specifically for the home entertainment market but such products may be sold In other sectors of the audio equipment market which would find acceptable and use In unaltered form, any of the Licensed Products. Licensed Products may include tape decks (including video tape recorders—sound track), amplifiers, receivers, separate noise reduction units, and the like. Licensed Products may be designed to be integral with consumer (home entertainment) tape decks or FM tuning facilities or they may be designed for external connection to consumer (home entertainment) tape decks or FM tuners, in which case the Licensed Product may not contain more than two audio channels. The noise reduction portions of Licensed Products shall have noise reduction for consumer tape recording and FM radio reception as their exclusive purpose and function.

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In order to prevent confusion in the industry or of the public, the following restrictions shall apply. Licensed Products shall be designed in such a way that the noise reduction portions thereof constitute or shall be used as parts of fully complementary noise reduction systems so that no overall effect on frequency response or signal dynamics occurs. In the above connection, Licensed Products may include products with noise reduction portions thereof which are designed only for the decoding of B-type and/or C-type prerecorded tapes or the decoding of FM Broadcasts encoded with the B-type characteristics but shall not Include any such products using Licensed Devices explicitly for creating special effects or for reducing noise in signal sources which are not B-type or C-type encoded. All advertising, publicity, descriptions, and Instructions relating to Licensed Products shall be done in a way which makes the above distinctions and purposes clear.

Licensed Products shall not be designed, presented or advertised in any way which contributes to confusion of the B-type consumer tape and FM noise reduction standard and the C-type consumer tape noise reduction standard with other standards which may be required for discs or other possible signal storage or transmission media.

The Licensed Products shall not be made, used, sold, or otherwise presented, in any way which might result In conflict with LICENSOR’s A-type professional noise reduction system. In this connection, unless otherwise from time to time agreed upon by the parties, the following restrictions shall apply. The Licensed Product shall not be designed for rack mounting nor shall their signal input and output circuits be of the balanced type. The Licensed Products shall, for line input and output connections and for tape recorder input and output connections, use only connectors known as RCA phono-type connectors and DIN consumer type connectors. The Licensed Products shall not be made with holes or fixtures for use with connectors other than those specified above or holes or fixtures for mounting line input and output transformers. The LICENSEE shall not make or offer for sale any accessory equipment or adaptors intended to adapt the Licensed Products for rack mounting, or for use with signal connectors other than those specified above, or for use with line input and output transformers. If the Licensed Product is a tape deck one or more of the following characteristics, at least one of which shaft be designed in a way which cannot readily be altered, shall be designed Into all Licensed Products:

(1) A maximum tape speed of seven and one-half (71/2) inches per second; or

(2) a reel diameter of nine (9) inches or less; or

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

(3) a track configuration which for mono or stereo signal, but not necessarily for quadraphonic signals, includes more than one program on the recording medium.

Section 1.05 - “Know-How” shall mean all proprietary information, trade secrets, skills, experience, recorded or unrecorded, accumulated by LICENSOR, from time to time prior to and during the term of this Agreement, relating to the Licensed Products and all designs, drawings, reports, memoranda, blue-prints, specifications and the like, prepared by LICENSOR, insofar as the same relate to, and are useful for, the development, design, manufacture, sale or use of Licensed Products.

Section 1.06 - “The Market” shall mean the home entertainment sector of the audio equipment market and other sectors of the audio equipment market which would find acceptable, and use in unaltered form, any of the Licensed Products,

Section 1.07 - “Patent Rights” shall mean the patents, patent applications, and Utility Models and design patents as specified In Appendix A entitled “The Scheduled Patents”, appended to and made a part of this Agreement, together with all such other patents covering Licensed Devices as LICENSOR may own or gain rights to license.

Section 1.08 - “LICENSOR” shall mean the said Dolby Laboratories Licensing Corporation, and its successors and assigns.

Section 1.09 - “LICENSEE” shall mean the licensee as specified on the title page of this Agreement and any subsidiary thereof of whose ordinary voting shares more than 50% are held by the Licensee.

Section 1.10 - The “Licensed Trademark” shall mean the word “Dolby” or a combination of words containing the word “Dolby” other than the LICENSOR’s trade name “Dolby Laboratories”. The “Licensed Logo” shall mean the device [SYMBOL] which is also referred to as the “Double D” symbol.

Section 1.11 - “LICENSEE’s Trade Name and Trademarks” shall mean any trade name or trademark used and owned by the LICENSEE.

Section 1.12 - “Other-Trademark Purchaser” shall mean any customer of LICENSEE who, with LICENSEE’s knowledge, intends to resell, use or lease the Licensed Products under a trademark other than the LICENSEE’s Trade Name and Trademarks.

Section 1.13 - The “Effective Date” of this Agreement shall be the date of execution hereof, subject to governmental validation If required.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

ARTICLE II

LICENSES GRANTED

Section 2.01 - Licenses Granted to LICENSEE

The LICENSOR hereby grants to the LICENSEE:

(1) A personal, non-transferable, indivisible and non-exclusive license throughout the world under the Patents Rights, subject to the payment of royalties as provided herein, to make or have made for it Licensed Products, and to use, lease and sell the same within the Market.

(2) A personal, non-transferable, indivisible and non-exclusive license throughout the world, without payment of any further royalties so long as the above-mentioned patent royalties are applicable, to use the Know-How, the Licensed Trademark, and Licensed Logo in connection with the design, manufacture, identification, advertising, offering for sale and sale of the Licensed Products within the Market.

The above licenses shall be granted as of the Effective Date of this Agreement, or if this Agreement shall require validation by any governmental organization, or otherwise, then such license shall be effective as of the date of validation thereof. Where such validation procedure Is necessary LICENSEE and LICENSOR shall collaborate to complete the validation procedure with all reasonable speed.

Section 2.02 - Limitation of Licenses Granted

(1) No license is granted under this Agreement with respect to Licensed Devices other than as integral parts of Licensed Products, nor is any license granted to make, use, lease, or sell Licensed Products outside the Market.

(2) No right to grant sublicenses is granted under this Agreement.

Section 2.03 - Furnishing of Know-How

Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, the LICENSOR will promptly after the execution of this Agreement or after governmental validation thereof, if required, furnish to the LICENSEE:

(1) copies of ail documents and things comprising the Know-How;

(2) when requested by LICENSEE, reasonable consultant services by LICENSOR’s staff regarding design considerations and general advice relating to the Licensed Products and the sale and use thereof, for all of which the LICENSEE will reimburse the LICENSOR for travel and reasonable per diem expenses.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

Section 2.04 - Patent Markings

If requested by the LICENSOR, the LICENSEE shall mark on an exposed surface, such as the bottom, of all Licensed Products made hereunder appropriate patent markings Identifying LICENSOR as owner of the pertinent patents and/or patent applications. The content, form, and language used In such markings shall be in accordance with the laws and practices of the country where such markings are used.

Section 2.05 - Use of Licensed Trademark and Licensed Logo

Because of the complementary (encode - decode) nature of the Dolby System, the parties hereto are agreed that for avoidance of public confusion and for the ensurance of interchangeability of signal sources and equipment, standardization is essential in the manufacture and also the identification of signal sources and equipment utilizing the Dolby System. It is agreed that such standardization is not only in the interest of the parties hereto, but of other manufacturers of Dolby System equipment, of manufacturers of Dolby encoded recordings, of broadcasters of Dolby encoded signals, of the consumer electronics and recorded music industry in general, and of the consuming public. LICENSEE has the right to use the Licensed Trademark for the above identification purposes, in which case LICENSEE shall also optionally have the privilege of using the same for publicity and promotional purposes. The rights and obligations concerning the use of the Licensed Trademark shall be as follows:

(1) The LICENSEE shall have the right to mark the Licensed Product on the fascia or noise reduction system control panel thereof in at least one of the following ways:

(a) the mark “Dolby System” standing independently

(b) the marks “Dolby System” or “Dolby NR” on or near at least one of the switches, controls, or indicators.

The Licensed Trademark or the Licensed Logo may not be used on or In reference to any products other than Licensed Products. In no circumstances may the word Dolby be used alone or in any way which might imply generic identification of the noise reduction function with the word Dolby.

(2) In any descriptive, instructional, advertising, or promotional material or media relating to the Licensed Products, the Licensee shall have the right to use the Licensed Logo, the Licensed Trademark, and expressions which include the Licensed Trademark (e.g. “Dolby B-type NR circuit”, “Dolby C-type recording”, etc.) with reference to Licensed Products and their use. All such usages of the Licensed Trademark are subject to approval by the LICENSOR.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

(3) The Licensed Trademark and Licensed Logo may not be used in direct combination with other trade names, trademarks or symbols. Moreover, the trade names, trademarks, or symbols of one party may not be used in any way which may suggest that one party is a division, affiliate, or subsidiary of the other party or that the relationship between the two parties is anything other than licensor-licensee. Whenever the word “Dolby” is used, the letter D shaft be uppercase. The word “Dolby” shall be used only as an adjective referring to a noise reduction product or function, never as a noun or In any other usage which may contribute to a generic meaning thereof.

(4) The validity and exclusive ownership d the Licensed Trademark and Licensed Logo by the LICENSOR are acknowledged by LICENSEE. The ownership of the Licensed Trademark and Licensed Logo shall be indicated whenever used in any manner by LICENSEE as follows: “The word ‘Dolby’ is a trademark of Dolby Laboratories Licensing Corporation”, “The ‘Double-D’ symbol Is a trademark of Dolby Laboratories Licensing Corporation”, or “The word ‘Dolby’ and the ‘Double-D’ symbol are trademarks of Dolby Laboratories Licensing Corporation. “On Licensed Products such words shall be used on an exposed surface, such as the bottom. Unless otherwise from time to time agreed between the parties such acknowledgment shall also be used on all descriptive, instructional, advertising, or promotional material in which the Licensed Trademark and/or the Licensed Logo are used. The LICENSEE agrees not to use the Licensed Trademark or the Licensed Logo in any way which might endanger the LICENSOR’S rights in and ownership of the Licensed Trademark or the Licensed Logo. LICENSEE further agrees that It will not file any application for registration of the Licensed Trademark or the Licensed Logo in any country and that it will not use or file any application for registration in any country of any mark, symbol or phrase, in any language, which Is similar to or confusing with the Licensed Trademark or Licensed Logo. The LICENSOR will advise the LICENSEE of the grant of registration of such trademarks and the parties will comply with all applicable laws and practices of the territories wherein such marks are used and/or registered relating to marking with notice of registration and the recording of LICENSEE as a registered or licensed user of such trademarks.

(5) The expense of obtaining and maintaining Licensed Trademark and Licensed Logo registrations shall be borne by LICENSOR. The expense of registering or recording the LICENSEE as a registered user or otherwise complying with the laws of any country pertaining to such registration or the recording of

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trademark agreements shall be borne by LICENSEE. LICENSEE shall advise LICENSOR of all countries where Licensed Products are sold, leased, or used.

(6) (a) In connection win the above-mentioned identification purposes, the generic terms B-type noise reduction and C-type noise reduction should be used.

(b) Notwithstanding 2.05 (1a) and 2.05 (1b) above, the LICENSEE is referred to the Sections entitled “Trademark Usage” In the Licensee Information Manual referred to in Appendices B and C hereof for additional forms of acceptable trademark usage.

Section 2.06 - Acknowledgment of License

On all Licensed Products LICENSEE shall acknowledge that the Licensed Products are manufactured under license from LICENSOR. Unless otherwise from time to time agreed between the parties, one of the following notices shall be used by LICENSEE on an exposed surface, such as the bottom, of all Licensed Products: “Noise reduction system manufactured under license from Dolby Laboratories Licensing Corporation”, “Manufactured under license from Dolby Laboratories Licensing Corporation”, or “Under license from Dolby Laboratories Licensing Corporation.” One of such notices shall also be used in all instruction and servicing manuals unless such acknowledgment is clearly and unambiguously given in the course of any textual descriptions or explanations.

Section 2.07 - Other-Trademark Purchasers

To the extent only that technical standardization, equipment or signal source interchangeability, and product identification are affected, the following conditions shall apply if LICENSEE sells or leases Licensed Products on a mass basis to an Other-Trademark Purchaser who does not hold a license with terms and conditions substantially similar to this Agreement. LICENSEE shall inform LICENSOR of the name, place of business, trademarks, and trade names of the Other-Trademark Purchaser before such Other-Trademark Purchaser sells, leases, or uses Licensed Products. LICENSEE shall obtain agreement from such Other-Trademark Purchaser not to modify, install, use, lease, sell, provide written material for or about, advertise, or promote Licensed Products in any way which is in conflict with any provision of this Agreement. It shall be the responsibility of the LICENSEE to inform the Other-Trademark Purchaser of the provisions of this Agreement, to notify such Other-Trademark Purchaser that the provisions of this Agreement shall be applicable, through LICENSEE, in the same way as if the Licensed Products were sold by LICENSEE under LICENSEE’S Trade Names and Trademarks, to ensure by all reasonable means that such provisions are

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

adhered to and, if requested by LICENSOR, to provide to the LICENSOR samples on a loan basis of the Other-Trademark Purchaser’s embodiment of the Licensed Products, as well as copies of such Other-Trademark Purchaser’s advertising, public announcements, literature, instruction manuals, and the like.

Section 2.08 - Improvements

If the LICENSOR has heretofore brought about or shall hereafter during the term of this Agreement bring about any improvements, including improvements brought about by LICENSOR’S vendors or subcontractors to which LICENSOR may become entitled, the LICENSOR shall promptly offer to disclose such improvements to the LICENSEE and if such improvements reasonably appear to be patentable, LICENSOR shall file patent applications thereon in the name and at the expense of the LICENSOR and such applications and any patents issuing thereon shall be included in the Patent Rights.

The LICENSEE agrees not to divulge to any third parties any information concerning such improvements or such patent application which has been disclosed to it by LICENSOR unless such information (a) was known to the LICENSEE prior to its receipt from the LICENSOR; (b) becomes known to the LICENSEE from sources other than directly or indirectly from LICENSOR; or (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSEE. The above obligations of the LICENSEE shall in any event cease three (3) years from the date on which such information has been acquired from the LICENSOR.

With the restriction that improvements shall specifically be defined as only those improvements which already come within the scope of one or more claims of the Patent Rights, end furthermore only those improvements which are directly useful for the making and use of Licensed Devices and Licensed Products which are the subject of this Agreement, if the LICENSEE has heretofore brought about or shall hereafter during the term of this Agreement bring about any improvements, including improvements brought about by LICENSEE’S vendors or subcontractors to which LICENSEE may become entitled, excepting improvements brought about by another licensee holding a B-type and C-type noise reduction systems license, the LICENSEE shall promptly offer to disclose such improvements to the LICENSOR in confidence and if such improvements reasonably appear to be patentable LICENSOR shall file and prosecute patent applications thereon in LICENSEE’S name, the expense of which shall be borne by the LICENSOR, for the securing and maintaining of patent protection in such countries of the world as agreed between LICENSOR and LICENSEE and such application and any patents issuing thereon shall be included in the Patent Rights.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

If either LICENSOR or LICENSEE, as a first party. shall inform the other party that it has decided not to file such patent application in any country or shall fail, within sixty (60) days after written inquiry by the other party on the patent status of an improvement, to file such patent applications as specified above or to prosecute such pending applications under the above provisions, the other party shall have the right to do so at its own expense and the said first party shall promptly assign to said other party its entire right, title and interest in and to such patent applications. Said first party, on the other party’s request, shall sign or cause to be executed all lawful documents and perform all lawful acts to effectuate fully such assignments to the other party.

Section 2.09 - Improvements Pool

Within eighteen months of the disclosure by the LICENSEE to the LICENSOR of any improvement under the terms of 2.08 above or within twelve months of the commencement of production incorporating the improvements, whichever occurs first, LICENSOR shall receive from LICENSEE a non-exclusive, royalty-free license, together with the right to grant sublicenses to other licensees holding B-type and C-type noise reduction systems licenses, under each of said patent applications and any patents issuing thereon.

If the LICENSOR receives, from another B-type and C-type noise reduction systems licensee, a non-exclusive, royalty-free license, together with a right to grant sublicenses, of the type described above under patent applications and/or patents issuing thereon covering improvements. LICENSOR shall immediately inform LICENSEE of such improvements and shall include such patent applications and/or patents issuing thereon in the Patent Rights.

Section 2.10 - Confidential information

LICENSEE shall use all Know-How obtained heretofore or hereafter from LICENSOR for the sole purpose of manufacturing and selling Licensed Products under this Agreement, and shall not divulge such Know-How or any portion thereof to third parties, nor use in an unauthorized way nor divulge to third parties any confidential information or trade secrets acquired from the LICENSOR, unless said confidential information or trade secrets (a) were known to LICENSEE prior to its receipt of said information or trade secrets from LICENSOR; (b) becomes known to LICENSEE from sources other than either directly or indirectly from LICENSOR; (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSEE; or (d) must be disclosed by LICENSEE to its customers in order to allow said

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

customers to properly use Licensed Products acquired from LICENSEE. The above obligations of LICENSEE shall in any event cease three (3) years from the date on which such confidential information or trade secrets have been acquired from the LICENSOR.

LICENSOR hereby agrees that throughout the term of this Agreement it shall not divulge to third parties, nor use in an unauthorized way confidential information or trade secrets belonging to LICENSEE unless said confidential information or trade secrets (a) were known to LICENSOR prior to its receipt of said information or trade secrets from LICENSEE; (b) becomes known to LICENSOR from sources other than either directly or indirectly from LICENSEE; or (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSOR. The above obligations of LICENSOR shall in any event cease three (3) years from the date on which such confidential information or trade secrets have been acquired from the LICENSEE.

ARTICLE III

PAYMENTS

Section 3.01 - Initial Payment

LICENSEE shall promptly upon execution by both parties of this Agreement, or after governmental validation thereof, if required, pay LICENSOR the sum specified on the title page and shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the royalties due unless such deductions may be offset against LICENSOR’S own tax liabilities.

Section 3.02 - Royalties

Subject to the provisions of Section 3.05, the LICENSEE shall pay to the LICENSOR royalties on Licensed Devices manufactured by or for LICENSEE and incorporated in Licensed Products which are used, sold, leased, or otherwise disposed of by LICENSEE, except for Licensed Devices incorporated in Licensed Products returned to LICENSEE by customers of LICENSEE on which a credit has been allowed by LICENSEE to said customers. The royalty payable shall be based on the number of Licensed Devices, hereinbefore defined, contained in Licensed Products, which are used, sold, leased or otherwise disposed of by LICENSEE in successive calendar quarters from the effective date hereof, according to the amount of royalty specified below:

Number of Licensed Devices Disposed of in Quarter	Royalty Payable
Up to 10,000	50 cents per device
On those from 10,001 to 50,000	25 cents per device
On those form 50,001 to 250,000	10 cents per device
On those from 250,001 to 1,000,000	8.5 cents per device
On those above 1,000,000	7.5 cents per device

(a) The above royalties shall be reduced by 25% to reflect permanent incorporation of the “New Technology Incentive” into this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

(b) Each Licensed Device in a playback-only product shall count as three quarters of a Licensed Device for royalty calculation purposes.

(c) Each Licensed Device in a two-channel simultaneous encode/decode three-head tape recorder shall be counted as three-quarters of a Licensed Device for royalty calculation purposes.

In the first month of each calendar year the rate at which royalties are to be calculated for the succeeding year shall be adjusted to change in accordance with the change of the U.S. City Average Index of the U.S. Consumer Price Index released by the U.S. Department of Labor, Bureau of Labor Statistics, of the U.S. Government, such adjustments to have the same proportion to the royalty amounts specified above as the said Consumer Price Index (base of 1957-59 = 100) for the month preceding each adjustment has to the said Consumer Price Index for the month of June 1971. LICENSOR will, during the first quarter of each calendar year, inform LICENSEE of the amount of adjustment to be made to royalties due in that year.

Section 3.03 - Manufacture of Licensed Products by Another Licensee

If LICENSEE purchases Licensed Products from or has Licensed Products made for it by another party holding a Licensed Product license then LICENSEE shall have no royalty obligation under this Agreement, but all other rights and obligations shall be the same as if such other licensee were a non-licensed subcontractor.

Section 3.04 - Royalty Applicability

A Licensed Product shall be considered sold under Section 3.02 when invoiced, or if not invoiced, delivered to another by LICENSEE or otherwise disposed of or put into use by the LICENSEE, except for consignment shipments, which will be considered sold when the payment for such shipments is agreed upon between LICENSEE and customer.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

Section 3.05 - Royalty Payments and Statements

Excepting Licensed Products manufactured for it by another licensee, the LICENSEE shall render statements and royalty payments as follows:

(1) The LICENSEE shall make quarterly statements on or before the 30th day of January. April, July and October of each year showing the quantity of each type of Licensed Product sold by LICENSEE during the preceding calendar quarter, the number of Licensed Devices in each type of Licensed Product; and the applicable royalties due.

(2) The LICENSEE shall accompany such statements with the payment in U.S. dollars of all sums due LICENSOR and shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the royalties due unless such deductions may be offset against LICENSOR’s own tax liabilities.

LICENSEE shall pay interest to LICENSOR upon any and ail amounts of payments that are at any time overdue and payable to LICENSOR at the rate of six percent (6%) per annum from the date when such payments are due and payable as provided herein to the date of payment.

Section 3.06 - Reduction of Royalties

(1) Made or sold in country with patent

Subject to Section 7.02 royalties shall continue to be paid during the life of this Agreement at the rates specified above in Section 3.02 with respect to making, having made, using, leasing, or selling Licensed Products in each country of the world so long as the Patent Rights include any pending applications or any unexpired patents containing a claim covering the Licensed Devices in such countries where Licensed Products are either made, used, leased or sold.

(2) Made in country without patent, sold in country with patent

For Licensed Products which are made in a country in which no pending applications relating to Licensed Devices and no unexpired patent containing a claim not invalidated under Section 6.02 hereof covering Licensed Devices exists but which am used, leased, or sold in a country in which a pending application or an unexpired patent containing a claim covering the Licensed Devices exists, the royalty rate shall be at the rates corresponding to such latter country as specified in Section 3.02.

(3) Made and sold in country without patent

if a Licensed Product is made in the same country in which it is used, leased or sold and no pending applications relating to Licensed Devices and no unexpired patent containing a claim not invalidated under

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

Section 6.02 hereof covering Licensed Devices exists in such country, royalties for the use of the Know-How, Licensed Trademark, and Licensed Logo shall be payable at one-half the rates specified in Section 3.02 relating to royalties arising in such country only. If a Scheduled Patent has ever existed in such country and so long as no such pending application and no such unexpired patent exists in such country, LICENSEE shall have the option to discontinue its license to use the Know-How, Licensed Trademark, and Licensed Logo in such country, and to notify LICENSOR in writing thereof.

(4) Made in country without patent, sold in country without patent

If a Licensed Product is made in a different country from that in which it is used, leased or sold and if no pending patent application relating to Licensed Devices and no unexpired patent containing a claim not invalidated under Section 6.02 hereof covering Licensed Devices exists in either such country, royalties for the use of the Know-How, Licensed Trademark, and Licensed Logo shall, except as modified by the provisions of Section 3.06 (2) above, be payable at one-half the rate specified in Section 3.02 relating to royalties arising in such countries only. If a Scheduled Patent has ever existed in such country and so long as no such pending patent application and no such unexpired patent exists in either such country, LICENSEE shall have the option to discontinue its license to use the Know-How. Licensed Trademark, and Licensed Logo in either such country, and to notify LICENSOR to writing thereof.

Section 3.07 - Sales by LICENSOR

If LICENSOR sells Licensed Devices on a non-exclusive basis to another party for use in the Market, it shall so notify LICENSEE and, if LICENSEE so requests, sell Licensed Devices to LICENSEE on terms and conditions no less favorable than those granted to such other party.

Section 3.08 - Revision of Terms

If LICENSOR hereafter grants to another party a license to make Licensed Products for sale in the Market at a royalty rate which is lower than that granted to LICENSEE, LICENSOR shall so notify LICENSEE, and LICENSOR, at its own option, either shall grant such lower royalty rate to LICENSEE on a retroactive basis to the date of such other license or shall inform LICENSEE of any special conditions related to such other license which justify said lower royalty rate. In the event LICENSEE believes that such special conditions are insufficient to make the present Agreement equitable to LICENSEE then LICENSEE may inform LICENSOR of its belief in writing and the reasons for such belief, whereupon the LICENSEE and LICENSOR shall bargain in good faith with the view toward revising this Agreement so as to make its terms reasonably equivalent to those granted to such other party. In the event LICENSEE and

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

LICENSOR cannot, within ninety (90) days after LICENSOR has received said written notice from LICENSEE, resolve this situation, then the parties hereto shall within thirty (30) days following the end of such ninety (90) day period submit in good faith the problem for resolution to a group of three disinterested persons, one chosen by LICENSEE, one chosen by LICENSOR and the third to be chosen jointly by the first two persons. The majority opinion of this group shall be binding upon the parties hereto. The expense of such submission shall be borne equally by the parties.

ARTICLE IV

BOOKS, RECORDS AND RIGHT OF INSPECTION

Section 4.01 - Books and Records

The LICENSEE shall keep complete books and records of all sales, leases, uses, returns, or other disposals by LICENSEE of Licensed Products.

Section 4.02 - Rights of Inspecting Books and Records

The LICENSOR shall have the right, through a professionally registered accountant at LICENSOR’S expense, to inspect, examine and make abstracts of the said books and records insofar as may be necessary to verify the accuracy of the same and of the statements provided for herein but such inspection and examination shall be made during business hours upon reasonable notice and not more often than once per calendar year.

LICENSOR agrees not to divulge to third parties any confidential information obtained from the books and records of LICENSEE as a result of such inspection unless such information (a) was known to LICENSOR prior to its acquisition by LICENSOR as a result of such inspection; (b) becomes known to LICENSOR from sources other than directly or indirectly from LICENSEE; or (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSOR.

ARTICLE V

STANDARDS OF MANUFACTURE AND QUALITY

Section 5.01 - Standardization and Quality

During the term of this Agreement LICENSEE shaft abide by the B-type and C-type Specifications hereto appended and as modified from time to time by LICENSOR or by LICENSEE with the written

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

approval of LICENSOR. LICENSEE shall abide by reasonable standards of quality. Such quality standards shall apply to Licensed Devices and to aspects of the Licensed Products not directly relating to the Licensed Devices but which nevertheless influence or reflect upon the quality or performance of the Licensed Devices, such as frequency response, distortion, hum level, and the like. The LICENSEE shall with respect to al Licensed Products conform to any reasonable quality standards requirements as specified by the LICENSOR within a period of ninety (90) days of such specification in writing.

Section 5.02 - Right to Inspect Quality

If requested by LICENSOR, LICENSEE shall provide LICENSOR with reasonable information concerning Licensed Products. Any such information which is not publicly available shall be used by the LICENSOR only for the purpose of advising the LICENSEE and for the purpose of determining whether the terms and conditions of this Agreement and the quality standards of the LICENSOR are being met. The LICENSEE will, upon request, provide on a loan basis to the LICENSOR a reasonable number of samples of Licensed Products for testing, together with instruction and service manuals. In the event that LICENSOR shall complain that any Licensed Product does not comply with LICENSOR’S quality standards, excepting newly specified standards falling within the ninety (90) day time limit of Section 5.01, it shall promptly so notify LICENSEE whereupon LICENSEE shall within ninety (90) days suspend the lease, sale or other disposal of the same until the matter is resolved, unless the procedures outlined in Section 5.03, below, have been initiated but not completed.

Section 5.03 - Method for Resolving Quality Disputes

If LICENSEE shall contest either the reasonableness of quality standard specified by LICENSOR in accordance with Section 5.01 or LICENSOR’s complaint with respect to the compliance of any Licensed Product with LICENSOR’s quality standards made in accordance with Section 5.02, then the quality standard or the accused Licensed Product shall be submitted jointly by LICENSOR and LICENSEE to a group of three qualified and disinterested persons, one chosen by LICENSEE, one chosen by LICENSOR, and a third to be chosen by the first two persons. The majority opinion of this group shall be binding upon the patties hereto. The expense of such examination shall be borne equally by the parties.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

ARTICLE VI

PATENT AND TRADEMARK ENFORCEMENT

Section 6.01 - Trademark Enforcement

The LICENSOR will use its best efforts at its own expense to terminate any infringement of the Licensed Trademark. The LICENSEE will cooperate with the LICENSOR and will furnish without charge, except out-of-pocket expenses, such evidence, documents and testimony as will be required therein.

Section 6.02 - Patent Enforcement

LICENSEE shall immediately inform the LICENSOR of any infringements, potential or actual, which may come to its attention, of the Patent Rights in the Market. It shall be the primary responsibility of LICENSOR at its own expense to terminate any infringements of any of the Patent Rights. In the event that, after being requested to take steps to terminate any case of alleged infringement, the LICENSOR shall have failed either to terminate same or to have brought suit to such end within a reasonable time, not to exceed six (6) months, after such request, or having brought suit shall have failed for an unreasonable time to vigorously prosecute the same, then and thereafter, the LICENSEE shall have the right at its own expense to take such steps, to bring such suit, or to prosecute a suit already brought. In any suit brought under this Section the prosecuting party shall have the right to join the other as a party thereto and the non-prosecuting party shall have the right to be represented at its own expense by counsel of its own choosing. The party prosecuting any such suit shall be entitled to control the same and to retain all monetary damages awarded therein.

Section 6.03 - Non-Aggression

Unless such agreement is not permitted under the law of any country, or by the precedence practice of the European Commission, LICENSEE shall not at any time, directly or indirectly, oppose the grant of, nor dispute the validity of, nor cooperate in any suit against any patent or claim included in the Patent Rights.

In good faith LICENSOR has provided LICENSEE the rights and privileges contained in this Agreement. However, nothing contained in this Agreement shall be construed as (a) a warranty or representation by LICENSOR as to the validity or scope of any patent included in The Patent Rights; (b) a warranty or representation that any Licensed Product manufactured, used, leased, or sold and/or otherwise disposed of or put into use by LICENSEE will be free from infringement of patents of third

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parties; or (c) an agreement to defend LICENSEE against actions or suits of any nature brought by any third parties.

ARTICLE VII

DURATION AND TERMINATION

Section 7.01 - Expiration of Agreement

Subject to the provisions of Sections 3.06 and 7.02, all rights and obligations under this Agreement shall expire in each country upon the expiration date of the last-to-expire patent under the Scheduled Patents in such country. The Agreement shall expire in all countries of the world on the expiry date of the last of the Scheduled Patents to expire.

Section 7.02 - Default, Bankruptcy, etc.

This Agreement and license shall full cease and terminate and all rights hereby granted to LICENSEE shall revest in LICENSOR:

(1) At the option of either party in the event that the LICENSOR or the LICENSEE shall fail to comply with any of its obligations to be performed hereunder by giving sixty (60) days advance notice in writing of such termination to such other party, provided however, that if the party in default shall within the sixty (60) day period remedy the failure or default upon which such notice is based then such notice shall not become effective and this Agreement and License shall continue in full force and effect.

(2) Except as provided in Article X hereunder, automatically, in the event that (a) LICENSEE shall suffer or permit this Agreement and License to pass to any other person by operation of law; (b) any proceeding under the Bankruptcy Laws shall be instituted by or against the LICENSEE whether or not resulting in adjudication; or (c) any receiver or trustee shall be appointed for the assets of the LICENSEE under any provisions of the insolvency or Bankruptcy Laws of the LICENSEE’s country or state.

Section 7.03 - LICENSEE’s Right to Complete Orders Taken

After any termination of this License short of its full term other than because of LICENSEE’s default, the latter shall be entitled to fill orders for Licensed Products already received and to make or have made for it and to sell Licensed Products for which commitments to vendors have been made at the time of such termination, subject to payment of applicable royalties thereon.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

Section 7.04 - Termination Without Prejudice

Any termination of the License hereby granted shall be without prejudice as to any obligation of either party to the other accrued prior to or at such termination. Applicable royalties shall be payable under Article III with respect to sales of all Licensed Products which were manufactured or in the course of manufacture prior to such termination or for which LICENSEE had accepted orders prior to such termination.

ARTICLE VIII

STABILITY OF AGREEMENT

Section 8.01 - Modification to be in Writing, No Waiver

No provision of this Agreement shall be deemed modified by any acts of LICENSOR, its agents or employees or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by both parties. No waiver of a breach committed by either in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

ARTICLE IX

LIMITATIONS OF RIGHTS AND AUTHORITY

Section 9.01 - Limitation of Rights

No right or title whatsoever in the Patent Rights, Know-How, Licensed Trademark, or Licensed Logo is granted by the LICENSOR to the LICENSEE or shall be taken or assumed by the LICENSEE except as is specifically laid down in this Agreement.

Section 9.02 - Limitation of Authority

Nether party shall in any respect whatsoever be taken to be the agent or representative of the other party and neither party shall have any authority to assume any obligation for or to commit the other party in anyway.

Section 9.03 - Public Announcements

Neither party shall at any time heretofore or hereafter publicly state or imply that the terms and conditions specified herein or that the relationships between LICENSOR and LICENSEE are in any way

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

different from those specifically laid down in this Agreement. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all publicity and promotional material relating to this Agreement and to Licensed Products.

ARTICLE X

LIMITATION OF ASSIGNMENT BY LICENSEE

The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it either in part or in whole without prior written consent of LICENSOR. However, LICENSEE shall have the right to transfer its rights, duties and privileges under this Agreement in connection with its merger and consolidation with another firm or the sale of to entire business to another person or firm, provided that such person or firm shall first have agreed with the LICENSOR to perform the transferring party’s obligations and duties hereunder.

ARTICLE XI

COMPLIANCE WITH U.S. EXPORT CONTROL REGULATIONS

LICENSOR will endeavor to determine the United States Department of Commerce Export Administration Commodity Control List classification numbers of Licensed Products and technical data included in the Know-How and will advise LICENSEE of its determinations. LICENSOR will endeavor to obtain such license or other approval as may be required by the United States Government or any agency thereof for LICENSOR’S export to LICENSEE of technical data under this Agreement. LICENSEE will provide LICENSOR with necessary cooperation for obtaining such license or approval. If the export of such technical data to LICENSEE requires a written letter of assurance from LICENSEE, LICENSEE agrees to execute the same. LICENSEE agrees not to export any technical data acquired from LICENSOR under this Agreement, nor the direct product thereof, either directly or indirectly, to any country to which the United States Government or any agency thereof at the time of export requires (1) an export license or other government approval or (2) a written letter of assurance, without (a) first obtaining such license or approval or written letter of assurance or (b) first obtaining written approval for such export from LICENSOR. LICENSOR will provide LICENSEE with necessary cooperation for obtaining such license or approval.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

Nothing in this Agreement shall be construed as requiring LICENSOR to export from the United States, directly or indirectly, any technical data or any commodities to any country to which the United States Government or any agency thereof at the time of export requires (1) an export license or other government approval or (2) a written latter of assurance, without first obtaining such license or approval or written letter of assurance.

ARTICLE XII

ADDRESS OF PARTIES FOR ALL COMMUNICATIONS

The addressee of the parties hereto, for all purposes specified in this Agreement shall be as stated on the title page of this Agreement. All notices provided for herein shall be directed to the respective parties by certified mail by the fastest available method to the said addresses; provided, however, that either party shall have the right to change its such address by so notifying the other party. Payments provided for in this Agreement shall be made by the fastest normal postal method.

ARTICLE XIII

APPLICABLE LAW

This Agreement shall be deemed to constitute a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State. If this Agreement is translated, the English text shall be controlling.

ARTICLE XIV

COMPLETE AGREEMENT

This agreement constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations. No representations or warranties shall be deemed to have been made by either party in connection with this transaction unless expressly herein set forth.

Should any portion of this Agreement be declared null and void by operation of law, or otherwise, in any country, the remainder of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, a duly authorized officer of the said LICENSOR has signed this instrument in the presence of a witness and the said LICENSEE has caused the same to be executed by an officer duly authorized, in duplicate copies on the title page hereof.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

January 1986

APPENDIX A - SCHEDULED PATENTS

The Scheduled Patents shall mean the following patents:

B-TYPE PATENTS

Country	Patent Number	Expiration Date
Argentina	202591	June 24, 1985
Australia	421,417	April 18, 1983
Australia	427,812	October 24, 1985
Austria	273,235	November 15, 1986
Austria	294,920	April 15, 1989
Belgium	712,376	August 11, 1986
Belgium	740,914	October 28, 1989
Bolivia	3605-B	October 20, 1985
Canada	824,223	September 30, 1986
Canada	896,741	March 28, 1989
Denmark	140270	May 29, 1987
Denmark	143150	October 31, 1989
France	14.89418	August 11, 1986
France	69.37702	November 3, 1989
Germany	14 87 276	August 11, 1984
Hong Kong	93/1971	July 25, 1982
Hong Kong	531/74	October 20, 1989
Italy	890,373	October 30, 1984
Japan	737974	August 11, 1986
Japan	736781	August 11, 1986
Japan	811620	August 11, 1986
Japan	839863	August 11, 1986
Japan	873216	November 1, 1989
Korea	18679	October 16, 1986
Korea	18676	October 16, 1986
Malaysia	201/74	October 20, 1989
Netherlands	147 297	September 1, 1986
Netherlands	163 078	October 31, 1989
Norway	127,166	October 31, 1986
Singapore	4/1971	July 25, 1982
Singapore	384/1974	October 20, 1989
South Africa	69/7364	October 20, 1985
Spain	430.984	April 21, 1986
Sweden	346,189	October 30, 1986
Switzerland	467,560	August 9, 1986
Switzerland	508,312	November 3, 1989
United Kingdom	1,120,541	July 25, 1982
United Kingdom	1,279,634	October 20, 1989
United States of America	3,846,719	November 5, 1991
United States of America	Re. 28,426	December 28, 1988

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

February 1990

APPENDIX B “B-TYPE DOLBY SYSTEM”

The B-type operating parameters referred to in Section 1.01 “B-type Specifications” are defined in the “General Information” volume of Licensee Information Manuals provided by Licensor.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

March 1991

C-TYPE SCHEDULED PATENTS

All of the above B-type patients and, in addition, the following patents and applications:

C-TYPE PATENTS

Country	Patent Number
Australia	546,641
Australia	544,888
Australia	545,125
Austria	372,796
Austria	386,304
Austria	386,911
Belgium	889,426
Belgium	889,427
Belgium	889,428
Brazil	8.104.156
Brazil	8.104.157
Brazil	8.104.158
Canada	1,201,388
Canada	1,219,809
Canada	1,219,810
Denmark	156356
Finland	74368
Finland	76456
Finland	79428
France	81 12589
France	81 12590
France	81 12591
Germany	DE 31 25 789
Hong Kong	282/85
Hong Kong	283/85
Hong Kong	284/85
Italy	1,137,985
Italy	1,137,986
Italy	1,137,987
Korea	19113
Korea	19114
Korea	25295
Korea	25296
Malaya	1147/85
Malaya	1148/85
Malaya	1149/85
Norway	157 398
Norway	157 399
Norway	157 400
Singapore	42/85
Singapore	43/85
Singapore	45/85

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

March 1991

C-TYPE PATENTS (continued)

Country	Patent Number
South Africa	81/4423
South Africa	81/4429
South Africa	81/4433
Spain	503.493
Spain	503.496
Spain	503.497
Sweden	81 04061-0
Sweden	81 04062-8
Sweden	81 04063-6
Switzerland	654,703
Switzerland	660,653
Switzerland	662,684
Taiwan	17053
Taiwan	17054
Taiwan	17055
United Kingdom	2,079,112
United Kingdom	2,079,113
United Kingdom	2,079,114
United States of America	4,490,691

C-TYPE PATENT APPLICATIONS

Country	Patent Number
Denmark	2828/81
Denmark	2829/81
Germany	P 31 25 788.7
Germany	P 31 25 790.9
Japan	56-102188
Japan	56-102189
Japan	56-102190
Japan	62-270490
Japan	62-270491
Netherlands	81 03122
Netherlands	81 03123
Netherlands	81 03124
United States of America	642,943

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

March 1991

APPENDIX C “C-TYPE DOLBY SYSTEM”

The C-type operating parameters referred to in Section 1.01 “B-type and C-type Specifications” are defined in the “General Information” volume of Licensee Information Manuals provided by Licensor.

CONFIDENTIAL TREATMENT REQUESTED BY DOLBY LABORATORIES, INC.

GTE920318

AMENDMENT NO. 1 TO LICENSE AGREEMENT

AMENDMENT, effective October 1, 1992, to an Agreement between GTE LABORATORIES INCORPORATED (hereinafter referred to as “GTEL”) and DOLBY LABORATORIES LICENSING CORPORATION (hereinafter referred to as “LICENSEE”) which Agreement, date coded GTE920318, has an effective date of January 1, 1992.

The parties to the said Agreement further agree as follows:

1.	Add the following new paragraph to the end of Article I:

M. “Master Soundtrack Licensed Product” shall mean a Licensed Product manufactured by a sublicensee that is used for the creation or the playback in movie theaters of a digital soundtrack for use in motion pictures.

2.	Amend Paragraph B of Article II by adding the words “or Master Soundtrack Licensed Products” after the words “Consumer Licensed Products.” Paragraph B, as amended, reads:

B. GTEL will not grant a license to an existing or prospective sublicensee of LICENSEE under the Licensed Patents to make, have made, use, sell, lease, rent, or otherwise dispose of Consumer Licensed Products or Master Soundtrack Licensed Products; provided, however, this commitment by GTEL not to grant a license to another licensee

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shall not apply: (i) when the license to another licensee includes licenses under both technology and patents generally known as ASET, (ii) when the license to another licensee is a cross-license that includes patents on technologies in one or more relatively broad technical fields including that encompassed by the Licensed Patents; or (iii) to any activities of GTEL or any Affiliated Company of GTEL including, but not limited to, making, having made, selling, renting, leasing, or otherwise disposing of any telecommunications, cellular and other mobile communications, or satellite communications product or service.

3.	In all other respects the provisions of the said Agreement shall remain the same.

DOLBY LABORATORIES LICENSING CORPORATION		GTE LABORATORIES INCORPORATED

By	/s/ ED A. SCHUMMER	By	/s/ FRANK L. STROUSE
Name	Ed A. Schummer		Frank L. Strouse
Title	Title Vice President		Director Financing and Administration
Date	25 November 1992	Date	11/17/92